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                                                                     EXHIBIT 21



                 SUBSIDIARIES OF CHESAPEAKE ENERGY CORPORATION
                            an Oklahoma Corporation





Corporations                                   State of Organization
------------                                   ---------------------
Chesapeake Canada Corporation                  Alberta, Canada
Chesapeake Operating, Inc.                     Oklahoma
Chesapeake Energy Louisiana Corporation        Oklahoma
Chesapeake Energy Marketing, Inc.              Oklahoma






Limited Partnerships
--------------------
Chesapeake Exploration Limited Partnership     Oklahoma
Chesapeake Louisiana, L. P.                    Oklahoma